Exhibit 99.1

News Release

Investor Contact: Maureen Resac Maureen.Resac@Adtalem.com 312-651-1481 Media Contact: John Kristoff John.Kristoff@Adtalem.com 312-651-1437

Adtalem Global Education Announces Fiscal Third Quarter 2020 Results

CHICAGO – May 5, 2020 – Adtalem Global Education Inc. (NYSE: ATGE), a leading workforce solutions provider, today reported academic, operating and financial results for its fiscal 2020 third quarter ended March 31, 2020.

“We reported a solid third quarter, delivering both revenue growth and enhanced profitability through new student enrollments and employer partnerships, and prudent cost management across the business. As the COVID-19 crisis escalated near the end of the quarter, our experienced team reacted quickly, leveraging our existing robust eLearning infrastructure to move more than 15,000 medical and healthcare students to online platforms within a week, and with minimal disruption,” said Lisa Wardell, chairman and CEO of Adtalem. “While the ultimate impact on the global economy from this pandemic is far from known at this point, we remain well-positioned with offerings focused on the critical industries of healthcare and financial services, coupled with our strong online capabilities and superior student outcomes.”

“Adtalem has significant cash on hand and ample liquidity, bolstered most recently by the proceeds from the Adtalem Brazil divestiture which closed in April ahead of our original fiscal 2021 Q1 closing date estimate. We maintain a focused portfolio in healthcare where employer needs continue to increase, and in financial services in areas that will remain critical to business operations and integrity through any economic consequences of the current crisis. Our leadership team has demonstrated its ability to successfully navigate crises in the past, and we are confident that we will emerge from this crisis as a stronger, well positioned business with attractive opportunities for growth,” concluded Wardell.

Financial Highlights
Selected financial data for the three months ended March 31, 2020:

•	Revenue of $271.5 million increased 4.9% compared with the prior year
•
Diluted earnings per share was $2.83 compared with $0.64 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.81, compared to $0.64 in the prior year

•
Operating income from continuing operations was $54.5 million compared with $45.6 million in the prior year; operating income from continuing operations, excluding special items, was $56.3 million, an 18.0% increase compared with the prior year

•
Net income attributable to Adtalem was $150.8 million, driven by a pre-tax unrealized gain of $111.8 million from a currency hedge associated with our Adtalem Brazil transaction, compared with $37.9 million in the prior year; net income from continuing operations attributable to Adtalem, excluding special items, was $43.2 million, a 15.7% increase compared with the prior year

•	Approximately 1.2 million shares of common stock were repurchased during the third quarter of fiscal 2020 at an average purchase price of $31.67 for a total of $36.9 million

Selected financial data for the nine months ended March 31, 2020:

•	Revenue of $792.3 million increased 5.7% compared with the prior year
•
Diluted earnings per share was $3.13 compared with $0.76 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $1.70, compared to $1.64 in the prior year

•
Operating income from continuing operations was $120.5 million compared with $101.0 million in the prior year; operating income from continuing operations, excluding special items, was $126.1 million, a 3.5% decrease compared with the prior year

•
Net income attributable to Adtalem was $170.7 million, driven by a pre-tax unrealized gain of $83.8 million from a currency hedge associated with our Adtalem Brazil transaction, compared with $45.7 million in the prior year; net income from continuing operations attributable to Adtalem, excluding special items, was $93.0 million, a 5.4% decrease compared with prior year

•	Approximately 3.8 million shares of common stock were repurchased during the first nine months of fiscal 2020 at an average purchase price of $35.66 for a total of $136.9 million

Fiscal 2020 third quarter results contained special items including total pre-tax restructuring charges of $1.9 million ($10.3 million for the nine months ended March 31, 2020), the majority of which are related to Adtalem’s home office real estate consolidations and workforce reductions which were not related to the COVID-19 pandemic.  In addition, a pre-tax unrealized gain of $111.8 million was recorded in the third quarter on the deal-contingent hedge arrangement entered into in connection with the sale of Adtalem Brazil completed on April 24, 2020.  The arrangement hedged the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk. This mark to market gain is non-cash and did not affect the proceeds upon closing.

Segment Highlights

Medical and Healthcare

Third quarter segment revenue increased 1.7% to $227.3 million compared with the prior year.

Chamberlain revenue in the third quarter increased 5.4% compared with the prior year. New student enrollment for the January 2020 and March 2020 sessions increased 11.2% and 12.7% compared with the prior year, respectively, while total student enrollment for the January 2020 and March 2020 sessions increased 4.6% and 5.1%, respectively, compared with the prior year.

Revenue in the third quarter for the medical and veterinary schools decreased 3.3% compared with the prior year, with the majority of that decline driven by COVID-19 resulting from reduced clinical weeks in March.

Segment operating income in the third quarter increased 6.9% to $56.7 million compared with the prior year. Excluding special items, segment operating income in the third quarter increased 8.7% to $57.6 million. The increase in segment operating income is the result of strong enrollment for Chamberlain and efforts to reduce travel and discretionary spend, offset by corporate costs that were previously allocated to our former Business and Law segment.

Financial Services

Third quarter segment revenue increased 22.8% to $44.1 million compared with the prior year. Becker Accounting revenue increased 5.3% compared with the prior year.  Third quarter segment revenue included $8.5 million of revenue from the May 2019 acquisition of OnCourse Learning, which more than offset the decrease in revenue from the sale of Becker’s healthcare assets. Segment operating income decreased 17.6% to $4.2 million compared with the prior year. The decrease in segment operating income is the result of corporate costs that were previously allocated to our former Business and Law segment.

Adtalem Outlook

While the near-term financial impact of the COVID-19 pandemic is rapidly evolving and difficult to measure, based on current visibility, there is wider range of potential projected outcomes than normal for the fiscal fourth quarter. Despite confidence in the Adtalem’s ability to exit this period of disruption in a position of strength, Adtalem will not provide fiscal year guidance and withdraws its previously issued guidance for fiscal 2020.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2020 third quarter on Tuesday, May 5, 2020, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, chairman and chief executive officer, and Mike Randolfi, senior vice president and chief financial officer.

For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13700577. Adtalem will also broadcast the conference call live on the web at:

https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/36492/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until June 5, 2020. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13700577, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education

The purpose of Adtalem Global Education is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com and follow us on Twitter (@adtalemglobal) and LinkedIn.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the Securities and Exchange Commission (SEC) on August 28, 2019 and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	3Q 2020	3Q 2019	% Change
Adtalem Global Education Student Enrollments(1)
New students	3,559	3,197	+11.3%
Total students	39,391	37,652	+4.6%

Chamberlain University
January Session
New students	5,293	4,759	+11.2%
Total students	33,850	32,354	+4.6%

March Session
New students(2)	3,073	2,726	+12.7%
Total students	33,748	32,104	+5.1%

Medical and Veterinary(3)
January Semester
New students	486	471	+3.2%
Total students	5,643	5,548	+1.7%

1)	Includes the most recently reported enrollment sessions at Adtalem’s postsecondary institutions, excluding Adtalem Brazil
2)	Post-licensure online programs only; Pre-licensure campus-based programs start in September, January and May; Total students includes pre- and post-licensure enrollment
3)	Includes enrollments in its medical and veterinary preparatory programs

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	March 31,	June 30,	March 31,
	2020	2019	2019
Assets:
Current assets:
Cash and cash equivalents	$167,771	$204,202	$230,700
Investments in marketable securities	7,754	8,680	8,341
Restricted cash	807	1,022	391
Accounts receivable, net	98,732	83,560	89,578
Prepaid expenses and other current assets	126,785	29,313	44,524
Current assets held for sale	142,417	177,923	166,557
Total current assets	544,266	504,700	540,091
Noncurrent assets:
Property and equipment, net	286,346	283,433	279,387
Operating lease assets	188,629	—	—
Deferred income taxes	15,066	18,314	19,199
Intangible assets, net	290,092	297,989	237,013
Goodwill	686,235	687,256	627,685
Other assets, net	84,825	52,113	54,386
Other assets held for sale	348,561	398,891	390,942
Total noncurrent assets	1,899,754	1,737,996	1,608,612
Total assets	$2,444,020	$2,242,696	$2,148,703

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$33,932	$53,385	$39,092
Accrued payroll and benefits	40,373	46,664	39,439
Accrued liabilities	60,458	76,529	74,614
Deferred revenue	120,047	95,944	108,370
Current operating lease liabilities	51,926	—	—
Current portion of long-term debt	3,000	3,000	3,000
Current liabilities held for sale	34,950	36,109	44,690
Total current liabilities	344,686	311,631	309,205
Noncurrent liabilities:
Long-term debt	446,610	398,094	288,589
Long-term operating lease liabilities	179,195	—	—
Deferred income taxes	28,147	29,426	33,278
Other liabilities	91,011	86,326	88,190
Noncurrent liabilities held for sale	56,850	16,146	16,372
Total noncurrent liabilities	801,813	529,992	426,429
Total liabilities	1,146,499	841,623	735,634
Commitments and contingencies
Redeemable noncontrolling interest	2,962	9,543	8,482
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 51,802, 55,303, and 56,954 shares outstanding as of March 31, 2020, June 30, 2019, and March 31, 2019, respectively	806	801	801
Additional paid-in capital	499,703	486,061	483,043
Retained earnings	2,183,620	2,012,902	1,964,169
Accumulated other comprehensive loss	(276,379)	(137,290)	(148,706)
Treasury stock, at cost, 28,790, 24,830, and 23,149 shares as of March 31, 2020, June 30, 2019, and March 31, 2019, respectively	(1,113,191)	(970,944)	(894,720)
Total shareholders' equity	1,294,559	1,391,530	1,404,587
Total liabilities and shareholders' equity	$2,444,020	$2,242,696	$2,148,703

Adtalem Global Education Inc.
Consolidated Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue	$271,487	$258,703	$792,272	$749,603
Operating cost and expense:
Cost of educational services	118,712	120,192	374,004	349,803
Student services and administrative expense	96,434	90,746	292,169	269,161
Restructuring expense	1,854	2,186	10,339	45,194
Gain on sale of assets	—	—	(4,779)	—
Settlement gain	—	—	—	(15,571)
Total operating cost and expense	217,000	213,124	671,733	648,587
Operating income from continuing operations	54,487	45,579	120,539	101,016
Other income (expense):
Interest and dividend income	782	1,062	2,675	3,204
Interest expense	(5,191)	(4,786)	(15,585)	(14,710)
Investment (loss) gain	(1,548)	715	(1,106)	(407)
Gain on derivative	111,838	—	83,832	—
Net other income (expense)	105,881	(3,009)	69,816	(11,913)
Income from continuing operations before income taxes	160,368	42,570	190,355	89,103
Provision for income taxes	(6,937)	(7,843)	(18,213)	(17,370)
Income from continuing operations	153,431	34,727	172,142	71,733
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(5,947)	3,222	(5,536)	1,271
Loss on disposal of discontinued operations before income taxes	—	(265)	—	(32,979)
Benefit from income taxes	3,228	182	3,778	5,762
(Loss) income from discontinued operations	(2,719)	3,139	(1,758)	(25,946)
Net income	150,712	37,866	170,384	45,787
Net loss attributable to redeemable noncontrolling interest from continuing operations	120	113	334	265
Net income attributable to redeemable noncontrolling interest from discontinued operations	—	(74)	—	(382)
Net income attributable to Adtalem Global Education	$150,832	$37,905	$170,718	$45,670

Amounts attributable to Adtalem Global Education:
Net income from continuing operations	$153,551	$34,840	$172,476	$71,998
Net (loss) income from discontinued operations	(2,719)	3,065	(1,758)	(26,328)
Net income attributable to Adtalem Global Education	$150,832	$37,905	$170,718	$45,670

Earnings (loss) per share attributable to Adtalem Global Education:
Basic:
Continuing operations	$2.90	$0.60	$3.19	$1.22
Discontinued operations	$(0.05)	$0.05	$(0.03)	$(0.44)
Net	$2.85	$0.65	$3.15	$0.77
Diluted:
Continuing operations	$2.88	$0.59	$3.16	$1.20
Discontinued operations	$(0.05)	$0.05	$(0.03)	$(0.44)
Net	$2.83	$0.64	$3.13	$0.76

Weighted-average shares outstanding:
Basic shares	52,955	58,061	54,117	59,199
Diluted shares	53,319	58,802	54,576	60,004

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended
	March 31,
	2020	2019
Operating activities:
Net income	$170,384	$45,787
Loss from discontinued operations	1,758	25,946
Income from continuing operations	172,142	71,733
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	11,328	10,369
Amortization and adjustments to operating lease assets	32,369	—
Depreciation	25,773	24,726
Amortization	8,860	5,990
Provision for bad debts	12,955	5,150
Deferred income taxes	1,824	23,717
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	147	41,082
Realized and unrealized loss on investments	1,106	407
Realized gain on sale of assets	(4,779)	—
Insurance settlement gain	—	(15,571)
Unrealized gain on derivative	(83,832)	—
Changes in assets and liabilities:
Accounts receivable	(19,922)	(24,511)
Prepaid expenses and other current assets	(17,123)	(11,948)
Accounts payable	(18,495)	(4,433)
Accrued payroll and benefits	(6,291)	(12,755)
Accrued liabilities	(4,810)	6,156
Deferred revenue	24,103	9,423
Operating lease liabilities	(41,628)	—
Other assets and liabilities	(2,041)	(22,355)
Net cash provided by operating activities-continuing operations	91,686	107,180
Net cash provided by operating activities-discontinued operations	13,845	21,355
Net cash provided by operating activities	105,531	128,535
Investing activities:
Capital expenditures	(31,934)	(45,269)
Insurance proceeds received for damage to buildings and equipment	—	35,706
Proceeds from sales of marketable securities	1,572	1,625
Purchases of marketable securities	(1,755)	(6,070)
Proceeds from sale of assets	6,421	—
Cash received on purchase price adjustment	92	—
Loan to DeVry University	—	(10,000)
Net cash used in investing activities-continuing operations	(25,604)	(24,008)
Net cash used in investing activities-discontinued operations	(3,803)	(7,417)
Cash and restricted cash transferred in divestitures of discontinued operations	—	(48,876)
Net cash used in investing activities	(29,407)	(80,301)
Financing activities:
Proceeds from exercise of stock options	2,276	16,825
Employee taxes paid on withholding shares	(5,315)	(6,527)
Proceeds from stock issued under Colleague Stock Purchase Plan	—	421
Repurchases of common stock for treasury	(136,889)	(176,903)
Borrowings under credit facility	225,000	—
Repayments under credit facility	(177,250)	(2,250)
Proceeds from down payment on seller loan	5,200	—
Payment for purchase of redeemable noncontrolling interest of subsidiary	(6,247)	—
Net cash used in financing activities-continuing operations	(93,225)	(168,434)
Net cash used in financing activities-discontinued operations	(2,920)	(2,154)
Net cash used in financing activities	(96,145)	(170,588)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(27,907)	(449)
Net decrease in cash, cash equivalents and restricted cash	(47,928)	(122,803)
Cash, cash equivalents and restricted cash at beginning of period	300,467	444,405
Cash, cash equivalents and restricted cash at end of period	252,539	321,602
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	83,961	90,511
Cash, cash equivalents and restricted cash at end of period	$168,578	$231,091

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)
Revenue:
Medical and Healthcare	$227,344	$223,575	1.7%	$655,011	$638,302	2.6%
Financial Services	44,143	35,935	22.8%	137,261	113,723	20.7%
Home Office and Other	—	(807)	NM	—	(2,422)	NM
Total consolidated revenue	$271,487	$258,703	4.9%	$792,272	$749,603	5.7%
Operating income (loss):
Medical and Healthcare	$56,749	$53,093	6.9%	$126,432	$115,396	9.6%
Financial Services	4,190	5,086	(17.6)%	10,860	19,469	(44.2)%
Home Office and Other	(6,452)	(12,600)	48.8%	(16,753)	(33,849)	50.5%
Total consolidated operating income	$54,487	$45,579	19.5%	$120,539	$101,016	19.3%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should be not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations attributable to Adtalem excluding special items (most comparable GAAP measure: net income attributable to Adtalem) – Measure of Adtalem’s net income attributable to Adtalem adjusted for restructuring expense, gain on sale of assets, settlement gain, gain on derivative, tax charges related to the divestiture of DeVry University, and loss (income) from discontinued operations.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: earnings per share) – Measure of Adtalem’s diluted earnings per share adjusted for restructuring expense, gain on sale of assets, settlement gain, gain on derivative, tax charges related to the divestiture of DeVry University, and loss (income) from discontinued operations.

Operating income from continuing operations excluding special items (most comparable GAAP measure: operating income from continuing operations) – Measure of Adtalem’s operating income from continuing operations adjusted for restructuring expense, gain on sale of assets, and settlement gain. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

A description of special items in our non-GAAP financial measures described above are as follows:

•
Restructuring charges primarily related to the sale of Becker’s courses for healthcare students, real estate consolidations and workforce reductions at Adtalem’s home office, and the closing of the Ross University School of Medicine (“RUSM”) campus in Dominica.

•	Gain on the sale of Adtalem’s Columbus, Ohio, campus facility.
•	Settlement gain related to the final insurance settlement related to Hurricanes Irma and Maria at the American University of the Caribbean School of Medicine (“AUC”) and RUSM.
•
Gain on the deal-contingent foreign currency hedge arrangement entered into in connection with the sale of Adtalem Brazil to economically hedge the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk.

•	Tax charges related to the divestiture of DeVry University.
•	Discontinued operations include the operations of Adtalem Brazil, Carrington, and DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income from Continuing Operations by Segment
(unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)
Medical and Healthcare:
Operating income (GAAP)	$56,749	$53,093	6.9%	$126,432	$115,396	9.6%
Restructuring expense	810	(133)	NM	1,354	41,327	(96.7)%
Settlement gain	—	—	NM	—	(15,571)	NM
Operating income excluding special items (non-GAAP)	$57,559	$52,960	8.7%	$127,786	$141,152	(9.5)%

Financial Services:
Operating income (GAAP)	$4,190	$5,086	(17.6)%	$10,860	$19,469	(44.2)%
Restructuring expense	—	—	NM	3,116	—	NM
Operating income excluding special items (non-GAAP)	$4,190	$5,086	(17.6)%	$13,976	$19,469	(28.2)%

Home Office and Other:
Operating loss (GAAP)	$(6,452)	$(12,600)	48.8%	$(16,753)	$(33,849)	50.5%
Restructuring expense	1,044	2,319	(55.0)%	5,869	3,867	51.8%
Gain on sale of assets	—	—	NM	(4,779)	—	NM
Operating loss excluding special items (non-GAAP)	$(5,408)	$(10,281)	47.4%	$(15,663)	$(29,982)	47.8%

Adtalem Global Education:
Operating income (GAAP)	$54,487	$45,579	19.5%	$120,539	$101,016	19.3%
Restructuring expense	1,854	2,186	(15.2)%	10,339	45,194	(77.1)%
Gain on sale of assets	—	—	NM	(4,779)	—	NM
Settlement gain	—	—	NM	—	(15,571)	NM
Operating income excluding special items (non-GAAP)	$56,341	$47,765	18.0%	$126,099	$130,639	(3.5)%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net income attributable to Adtalem (GAAP)	$150,832	$37,905	$170,718	$45,670
Restructuring expense	1,854	2,186	10,339	45,194
Gain on sale of assets	—	—	(4,779)	—
Settlement gain	—	—	—	(15,571)
Gain on derivative	(111,838)	—	(83,832)	—
Tax charges related to the divestiture of DeVry University	—	—	—	1,526
Income tax impact on non-GAAP adjustments (1)	(361)	328	(1,165)	(4,795)
Loss (income) from discontinued operations	2,719	(3,065)	1,758	26,328
Net income from continuing operations attributable to Adtalem excluding special items (non-GAAP)	$43,206	$37,354	$93,039	$98,352
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Earnings per share, diluted (GAAP)	$2.83	$0.64	$3.13	$0.76
Effect on diluted earnings per share:
Restructuring expense	0.03	0.04	0.19	0.75
Gain on sale of assets	-	-	(0.09)	-
Settlement gain	-	-	-	(0.26)
Gain on derivative	(2.10)	-	(1.54)	-
Tax charges related to the divestiture of DeVry University	-	-	-	0.03
Income tax impact on non-GAAP adjustments (1)	(0.01)	0.01	(0.02)	(0.08)
Loss (income) from discontinued operations	0.05	(0.05)	0.03	0.44
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.81	$0.64	$1.70	$1.64
Diluted shares used in EPS calculation	53,319	58,802	54,576	60,004
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.